Exhibit 10.2

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)
)
WEST SUBURBAN BANK	)	ORDER TO CEASE AND DESIST
LOMBARD, ILLINOIS	)
	)	FDIC-08-384b
(Illinois Chartered	)
Insured Nonmember Bank))
)

West Suburban Bank, Lombard, Illinois (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices and violations of law or regulation related to its compliance management system alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) with counsel for the Federal Deposit Insurance Corporation (“FDIC”), dated April 20, 2009, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices and violations of law or regulation, the Bank consented to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC.

The FDIC considered the matter and determined that it had reason to believe that the Bank had engaged in unsafe or unsound banking practices and violated laws or regulations. The FDIC, therefore, accepted the CONSENT AGREEMENT and issued the following:

ORDER TO CEASE AND DESIST

IT IS HEREBY ORDERED, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), successors, and assigns, cease and desist from the following unsafe or unsound banking practices and violations of compliance laws or regulations:

A.            Operating with management whose policies and practices in the area of consumer compliance are detrimental to the Bank.

B.            Operating with a Bank board of directors (“Board”) which has failed to provide adequate supervision over, and direction to, the active management of the Bank in the area of consumer compliance.

C.            Failing to develop and administer an effective Compliance Management System that ensures compliance with federal consumer protection laws, regulations, and policies (“Consumer Laws”).

D.            Violating Consumer Laws as set forth in the FDIC’s Compliance Report of Examination of the Bank dated October 6, 2009 (“Compliance Report”).

E.             Failing to establish an effective process to monitor compliance with Consumer Laws.

F.             Operating with ineffective compliance policies and

procedures.

G.            Operating with an inadequate compliance audit program.

IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties, successors, and assigns, take affirmative action as follows:

MANAGEMENT

1.             (a)           While this ORDER is in effect, the Bank shall have and retain management that meets the qualifications set forth in (b) below regarding the Bank’s Compliance Management System. Each member of management shall have qualifications and experience commensurate with his or her duties and responsibilities at the Bank relating to its Compliance Management System. Each applicable member of management shall be provided appropriate written authority from the Bank’s Board to implement the provisions of this ORDER.

(b)           The qualifications of management shall be assessed on its ability to:

(i)                                             comply with the requirements of this ORDER;

(ii)                                          operate the Bank in a safe and sound manner;

(iii)                                       comply with applicable laws and regulations; and

(iv)                                      develop, implement and administer a satisfactory Compliance Management System, as described in Financial Institution

Letter 10-2007, “Compliance Report Handbook, Heading II, Compliance Reports - Compliance Management System” (“Compliance Management System Guidance”).

COMPLIANCE OFFICER

2.             Within sixty (60) days from the effective date of this ORDER, the Bank shall have and retain a full-time Compliance Officer who possesses the requisite knowledge and experience to administer an effective Compliance Management System.

(a)           The responsibilities of the Compliance Officer shall, at a minimum, include:

(i)                                                             Developing compliance policies and procedures, and conducting regular reviews to ensure that updates are accomplished as necessary;

(ii)                                                          Administering a compliance training program and providing training in Consumer Laws to the Bank’s Board, Bank management and employees on a continuing basis; and

(iii)                                                       Coordinating responses to consumer complaints.

(b)           The ongoing determination of whether the Bank has retained a qualified Compliance Officer within the meaning of this ORDER shall be based upon the continued effectiveness of the

Bank in achieving compliance with the requirements of this ORDER and with the Consumer Laws.

BOARD OVERSIGHT

3.             From the effective date of this ORDER, the Bank’s board of directors (“Board”) shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank’s Compliance related activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size.

(a)           Within sixty (60) days from the effective date of this ORDER, the Board shall designate a committee (“Compliance Committee”) comprised of at least two (2) directors who are not active officers of the Bank and at least one (1) member of senior management, plus the Compliance Officer retained pursuant to this ORDER.

(b)           Establishment of the Compliance Committee in no way diminishes the responsibility of the entire board of directors for ensuring compliance with the provisions of this ORDER.

(c)           The Bank’s Board, in conjunction with the Board’s Compliance Committee, shall allocate resources to the compliance area that are:

(i)                             Commensurate with the level of complexity of the Bank’s operations to ensure the establishment and implementation of an adequate Compliance Management System, including procedures ensuring the Bank’s compliance with Consumer Laws; and

(ii)                          Sufficient to ensure the Bank’s timely compliance with the provisions of this ORDER.

(d)           The Bank’s Board shall ensure that the Compliance Officer:

(i)                                             has and retains sufficient authority and independence to implement policies related to Consumer Laws and to institute corrective action as needed. This authority shall include the ability to cross departmental lines, have access to all areas of the Bank’s operations, and effectuate corrective action upon discovering deficiencies.

(ii)                                          receives ongoing training, sufficient time, and adequate resources to effectively oversee, coordinate, and implement the

Bank’s Compliance Management System.

(e)           The Bank’s Board, in conjunction with the Board’s Compliance Committee, shall:

(i)                                     Ensure that the duties and responsibilities of the Compliance Officer are clearly defined and provide for accessibility to both the Board and senior management;

(ii)                                  Require the Compliance Officer to provide monthly written reports to the Board or Compliance Committee;

(iii)                               Require the Compliance Officer to review and respond promptly in writing to audit reports relating to all areas of the Bank’s Compliance Management System; and

(iv)                              Require the Compliance Officer to prepare a schedule of requirements for Consumer Laws (such as the type and timing of disclosures), so that Bank employees will be informed of the requirements relating to their duties.

(f)            Within sixty (60) days from the effective date of this ORDER, the Board’s Compliance Committee shall have in place a procedure that will provide for monitoring of the Bank’s compliance with this ORDER.

(i)                                     The procedure shall include, but not be

limited to, meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: minutes of the Compliance Committee meetings, Compliance Officer reports, monitoring reports, Compliance Management Program audit reports, compliance program policies, and compliance with this ORDER. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

(ii)                                  The Compliance Committee shall report to the Board at each Board meeting held while the ORDER is in effect. The minutes of the Compliance Committee shall be reviewed by the Board at its monthly meeting, and the minutes of the Board shall document these reviews and approvals, including the names of any dissenting directors.

(iii)                               All progress reports and other written responses to this ORDER shall be reviewed and signed by each member of the Board, and such reviews shall be recorded in the minutes of the applicable Board meeting.

Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director of the Chicago Regional Office of the FDIC (“Regional Director”) has released, in writing, the Bank from making additional reports.

(g)           The Board shall ensure proper follow-up and resolution to audit and examination findings.

COMPLIANCE MONITORING

4.             Within ninety (90) days from the effective date of this ORDER, the Bank shall ensure that effective compliance monitoring procedures are developed and incorporated into the normal activities of every department. The procedures required by this paragraph shall be acceptable to the Regional Director as determined at subsequent examinations or visitations of the Bank. At a minimum, monitoring procedures should include ongoing reviews of:

(a)           Adherence with the Compliance Management System by applicable departments;

(b)           Disclosures and calculations for various loan and deposit products;

(c)           Document filing and retention procedures;

(d)           Marketing literature and advertising; and

(e)           An internal compliance communication system that provides updates resulting from revisions to Consumer Laws to appropriate Bank personnel.

COMPLIANCE CONSULTANT

5.             Within thirty (30) days from the effective date of this ORDER, the Bank shall have and retain a qualified consultant with the requisite knowledge and experience to assist the Bank in developing an effective Compliance Management System and the policies and procedures to administer an effective Compliance Management System.

(a)                                  The Bank shall provide the Regional Director with a copy of the proposed engagement letter or contract with the consultant for review. The contract or engagement letter, at a minimum should include:

(i)                                                     A description of the work to be performed under the contract or engagement letter;

(ii)                                                  The responsibilities of the consultant;

(iii)                                               An identification of the professional standards covering the work to be performed;

(iv)                                              Identification of the specific procedures to be used when carrying out the work to be performed;

(v)                                                 The qualifications of the consultant’s employee(s) who are to perform the work;

(vi)                                              The estimated time frame for completion of the work;

(vii)                                           Any restrictions on the use of the reported findings; and

(viii)                                        A provision for unrestricted examiner access to workpapers.

(b)           At a minimum, the Compliance Management System developed with the assistance of the consultant shall address those items described in the Compliance Management System Guidance.

TRAINING PROGRAM

6.             Within ninety (90) days from the effective date of this ORDER, the Bank shall develop a training program, acceptable to the Regional Director as determined at subsequent examinations or visitations, related to Consumer Laws for all Bank personnel, including senior management and the Board, commensurate with their individual job functions and duties.

COMPLIANCE POLICY AND PROCEDURES

7.             Within ninety (90) days from the effective date of this ORDER, the Bank shall develop and implement a Compliance Policy, acceptable to the Regional Director as determined at subsequent examinations or visitations. At a minimum, this Policy shall:

(a)           Require the adoption of a comprehensive compliance program, which will be reviewed and approved annually by the Board; and

(b)           Require the development of internal monitoring procedures to ensure that:

(i)                                     The Bank’s actual practices reflect the Compliance Policy;

(ii)                                  All Consumer Laws are being followed; and

(iii)          Such reviews are conducted on a regular basis, but no less than monthly, at the transactional level during the normal daily activities of employees in all operating units of the Bank.

EXTERNAL AUDIT

8.             Within one hundred twenty (120) days from the effective date of this ORDER, and quarterly thereafter, the Bank shall cause an external audit to be conducted to ensure compliance with Consumer Laws. Further, the audit will assess the Bank’s Compliance Management System in conjunction with the Compliance Management System Guidelines, and at a minimum, shall:

(i)                                     Define a comprehensive audit scope;

(ii)                                  Identify the number of transactions sampled by category or product type;

(iii)                               Identify deficiencies;

(iv)                              Provide descriptions of or suggestions for corrective actions and time frames for correction; and

(v)                                 Establish follow-up procedures to verify that corrective actions were implemented and effective.

(a)           Audit findings, deficiencies, and recommendations must be documented in a written report and provided to the Board within thirty (30) days after completion of the external audit.

(b)           Within thirty (30) days of receipt of the external auditor’s written report, the Board shall take action to address the audit findings, correct any deficiencies noted, and implement any recommendations or explain in writing, signed by all Board members, why a particular recommendation has not been implemented.

(c)           The Bank shall provide the Regional Director with a copy of the proposed engagement letter with the external auditor for review before it is executed. The engagement letter, at a minimum, should include:

(i)                                     A description of the work to be performed under the engagement letter;

(ii)                                  The responsibilities of the external auditor;

(iii)                               An identification of the professional standard covering the work to be performed;

(iv)                              Identification of the specific procedures to be used when carrying out the work to be performed;

(v)                                 The qualifications of the employee(s) who are to perform the work;

(vi)                              The time frame for completion of the work;

(vii)                           Any restrictions on the use of the reported findings;

(viii)                        A provision for unrestricted examiner access to work papers; and

(ix)                                A provision stating that the external auditor will present the audit findings directly to the Board.

(d)           After receipt of the external audit, the Bank shall, on a quarterly basis, conduct subsequent external audits. The subsequent audits shall comply with all of the provisions of this paragraph.

(e)           The external auditor required by this paragraph must be independent from the consultant required by paragraph 5 of this Order.

DOCUMENTATION OF AUDIT FINDINGS

9.             Within one hundred twenty (120) days from the effective date of this ORDER, the Bank shall formulate, adopt, and implement procedures, acceptable to the Regional Director as determined at subsequent examinations or visitations, to ensure that Bank responses to audit findings, as well as Bank corrective actions in response to audit findings, are documented and reported to the Board.

CORRECT VIOLATIONS

10.           Within sixty (60) days from the effective date of this ORDER, the Bank shall eliminate or correct all violations of Consumer Laws identified in the Compliance Report. In addition, the Bank shall establish and implement procedures, acceptable to the Regional Director as determined at subsequent examinations or visitations, as part of its Compliance Policy to ensure future compliance with all Consumer Laws.

RESPA COMPLIANCE

11.           Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt and implement systems and controls to ensure compliance with the Real Estate Settlement Procedures Act, 12 U.S.C. § 2601, et seq., (“RESPA”) and its implementing regulations found at 24 C.F.R. Part 3500.

TRUTH IN LENDING COMPLIANCE

12.           Within ninety (90) days from the effective date of this ORDER, the Bank shall adopt and implement systems and controls to ensure compliance with the Truth in Lending Act, 15 U.S.C. § 1601 et seq., and Regulation Z of the Board of Governors of the Federal Reserve System (“Regulation Z”), 12 C.F.R. Part

226, with specific provisions to (i) properly include prepaid finance charges in the annual percentage rate calculation on residential real estate loans as required by section 226.18(d) of Regulation Z, 12 C.F.R. § 226.18(d) and (ii) properly include credit card Cash Advance Fees as part of the finance charge on periodic statement disclosures as required by section 226.7(f) of Regulation Z, 12 C.F.R. § 226.7(f).

TRANSACTION MONITORING

13.           Within ninety (90) days of the effective date of this Order, the Bank shall develop, adopt and implement internal systems, written procedures and controls, acceptable to the Regional Director as determined at subsequent examinations or visitations, to regularly monitor, not less frequently than monthly, excess transaction activity in MMDA and savings accounts for purposes of determining account compliance with the requirements of Part 329 of the FDIC Rules and Regulations, and which specify appropriate remedial action to be taken against accounts and account holders who consistently violate the transaction limits of Part 329 on more than an occasional basis.

(a)           Within ninety (90) days of the effective date of this ORDER, the Bank shall complete a review of transaction activity for all MMDA and savings accounts for the time period beginning with the prior Examination of the Bank, October 3, 2005, through the date of this ORDER to identify and remedy ineligible savings accounts with recurrent excess transaction activity which violates the limits set by Part 329.

(b)           Within ten (10) days of completion of the review, a written summary identifying all ineligible MMDA and savings accounts with excess activity in violation of Part 329, and specifying the remedial action taken by the Bank as to each identified account, shall be prepared and submitted to the Bank Board of Directors and a copy provided to the Regional Director.

DISCLOSURE TO SHAREHOLDER

14.           Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.

PROGRESS REPORTS

15.           Within thirty (30) days from the end of the first calendar quarter following the effective date of this ORDER, and within thirty (30) days after the end of each successive calendar quarter thereafter, the Bank shall furnish written progress reports to the Regional Director detailing the form and manner of any action taken to secure compliance with this ORDER and the results thereof.

CLOSING PARAGRAPHS

The effective date of this ORDER shall be ten (10) calendar

days after the date of its issuance by the FDIC.

The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, successors, and assigns.

The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision of this ORDER shall have been modified, terminated, suspended, or set aside by the FDIC.

Pursuant to delegated authority.

Dated this 23rd day of April, 2009.

/s/ M. Anthony Lowe
M. Anthony Lowe
Regional Director
Chicago Regional Office
Federal Deposit Insurance Corporation

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)	STIPULATION AND CONSENT
	)	TO THE ISSUANCE OF AN
WEST SUBURBAN BANK	)	ORDER TO CEASE AND DESIST
LOMBARD, ILLINOIS	)
)
(Illinois Chartered	)	FDIC-08-384b
Insured Nonmember Bank))
)

Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) by the Federal Deposit Insurance Corporation (“FDIC”) it is hereby stipulated and agreed by and among representatives of the FDIC and West Suburban Bank, Lombard, Illinois (“Bank”) as follows:

1.             The Bank has been advised of its right to receive a NOTICE OF CHARGES AND OF HEARING (“NOTICE”) detailing the violations of law and regulations and unsafe and unsound banking practices alleged to have been committed by the Bank and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and has knowingly waived that right.

2.             The Bank, solely for the purpose of this proceeding and without admitting or denying any of the charges of violations of law and regulation or unsafe or unsound banking practices, hereby consents and agrees to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC.

3.             The Bank further stipulates and agrees that such ORDER shall be deemed to be a cease-and-desist order which has become final and unappealable, and that the ORDER shall become effective ten (10) days after its issuance by the FDIC and fully enforceable by the FDIC pursuant to the provisions of section 8(i) of the Act, 12 U.S.C. § I818(i), subject only to the conditions set forth in paragraph 4 of this CONSENT AGREEMENT.

4.             In the event the FDIC accepts this CONSENT AGREEMENT and issues the ORDER, it is agreed that no action to enforce the ORDER will be taken by the FDIC in the United States District Court or the appropriate Federal Circuit Court unless the Bank, any Bank institution-affiliated party, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), or any of its successors or assigns, has violated or is about to violate any provision of the ORDER.

5.             The Bank hereby waives:

(a)           The receipt of a NOTICE;

(b)           All defenses and counterclaims of any kind to this proceeding;

(c)           A hearing for the purpose of taking evidence on the allegations in the NOTICE;

(d)           The filing of proposed findings of fact and

2

conclusions of law;

(e)           A recommended decision of an Administrative Law Judge; and

(f)            Exceptions and briefs with respect to such recommended decision.

Dated this 20th day of April, 2009.

FEDERAL DEPOSIT INSURANCE	WEST SUBURBAN BANK
CORPORATION,	LOMBARD, ILLINOIS
LEGAL DIVISION

By:	By:

/s/ John S. Stevens	/s/ Robert W. Schulz
John S. Stevens	Robert W. Schulz
Counsel	Chairman and Director

/s/ Craig R. Acker
Craig R. Acker
Director

/s/ Keith W. Acker
Keith W. Acker
President and Director

/s/ Earl K. Harbaugh
Earl K. Harbaugh
Director

/s/ Ronald J. Kuhn
Ronald J. Kuhn
Director

3

/s/ John G. Williams, Jr.
John G. Williams, Jr.
Director

Comprising the Board of
Directors of
WEST SUBURBAN BANK
LOMBARD, ILLINOIS

4